SHARE EXCHANGE AGREEMENT

Between and Among

STONE MOUNTAIN RESOURCES, INC.

and

CONTINENTAL DEVELOPMENT LIMITED

and

EXCELVANTAGE GROUP LIMITED

Dated as of June 29, 2007

TABLE OF CONTENTS

PAGE

ARTICLE I REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CONTINENTAL		2
Section 1.01	Organization	2
Section 1.02	Capitalization	2
Section 1.03	Subsidiaries and Predecessor Corporations	2
Section 1.04	Financial Statements.	2
Section 1.05	Information	2
Section 1.06	Options or Warrants	2
Section 1.07	Absence of Certain Changes or Events	2
Section 1.08	Litigation and Proceedings	2
Section 1.09	Contracts.	2
Section 1.10	No Conflict With Other Instruments	2
Section 1.11	Compliance With Laws and Regulations	2
Section 1.12	Approval of Agreement	2
Section 1.13	Continental Schedules	2
Section 1.14	Valid Obligation	2

ARTICLE II REPRESENTATIONS, COVENANTS, AND WARRANTIES OF STONE MOUNTAIN		2
Section 2.01	Organization	2
Section 2.02	Capitalization	2
Section 2.03	Subsidiaries and Predecessor Corporations	2
Section 2.04	Financial Statements.	2
Section 2.05	Information	2
Section 2.06	Options or Warrants	2
Section 2.07	Absence of Certain Changes or Events	2
Section 2.08	Litigation and Proceedings	2
Section 2.09	Contracts.	2
Section 2.10	No Conflict With Other Instruments	2
Section 2.11	Compliance With Laws and Regulations	2
Section 2.12	Approval of Agreement	2
Section 2.13	Material Transactions or Affiliations	2
Section 2.14	Stone Mountain Schedules	2
Section 2.15	Bank Accounts; Power of Attorney	2
Section 2.16	Valid Obligation.	2
Section 2.17	Filings.	2

ARTICLE III PLAN OF EXCHANGE		2
Section 3.01	The Exchange.	2
Section 3.02	Anti-Dilution	2
Section 3.03	Closing	2
Section 3.04	Closing Events	2
Section 3.05	Termination	2

ARTICLE IV SPECIAL COVENANTS		2

i

Section 4.01	Access to Properties and Records	2
Section 4.02	Delivery of Books and Records	2
Section 4.03	Third Party Consents and Certificates	2
Section 4.04	Stone Mountain Shareholder Meeting.	2
Section 4.05	Designation of Directors and Officer.	2
Section 4.06	Exclusive Dealing Rights.	2
Section 4.07	Actions Prior to Closing	2
Section 4.08	Indemnification.	2
Section 4.09	The Acquisition of Stone Mountain Common Stock	2
Section 4.10	Sales of Securities Under Rule 144, If Applicable.	2
Section 4.11	Share Cancellation.	2
Section 4.12	Payment of Liabilities.	2

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF STONE MOUNTAIN		2
Section 5.01	Accuracy of Representations and Performance of Covenants	2
Section 5.02	Officer’s Certificate	2
Section 5.03	Good Standing	2
Section 5.04	Approval by Continental Shareholder	2
Section 5.05	No Governmental Prohibition	2
Section 5.06	Consents	2
Section 5.07	Other Items.	2

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF CONTINENTAL AND THE CONTINENTAL SHAREHOLDER		2
Section 6.01	Accuracy of Representations and Performance of Covenants	2
Section 6.02	Officer’s Certificate	2
Section 6.03	Good Standing	2
Section 6.04	No Governmental Prohibition	2
Section 6.05	Consents	2
Section 6.06	Other Items	2

ARTICLE VII MISCELLANEOUS		2
Section 7.01	Brokers	2
Section 7.02	Governing Law	2
Section 7.03	Notices	2
Section 7.04	Attorney’s Fees	2
Section 7.05	Confidentiality	2
Section 7.06	Public Announcements and Filings	2
Section 7.07	Schedules; Knowledge	2
Section 7.08	Third Party Beneficiaries	2
Section 7.09	Expenses	2
Section 7.10	Entire Agreement	2
Section 7.11	Survival; Termination	2
Section 7.12	Counterparts	2
Section 7.13	Amendment or Waiver	2
Section 7.14	Best Efforts	2

ii

Exhibits

A.           Suitability Letter
B.           Investment Letter

iii

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 29th day of June 2007, by and between STONE MOUNTAIN RESOURCES, INC., a Delaware corporation (hereinafter referred to as “Stone Mountain”), with offices at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada  89074 and CONTINENTAL DEVELOPMENT LIMITED, a Hong Kong corporation (hereinafter referred to as “Continental”) and EXCELVANTAGE GROUP LIMITED (the “Shareholder”), upon the following premises:

Premises

WHEREAS, Stone Mountain is a publicly held corporation organized under the laws of the State of Delaware with no significant operations;

WHEREAS, Continental is a privately held corporation organized under the laws of Hong Kong;

WHEREAS, Stone Mountain agrees to acquire up to 100% of the issued and outstanding securities of Continental in exchange for the issuance of certain shares of Stone Mountain (the “Exchange”) and the Shareholder of Continental (the “Continental Shareholder”) agrees to exchange his shares of Continental on the terms described herein.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CONTINENTAL

As an inducement to, and to obtain the reliance of Stone Mountain, except as set forth in the Continental Schedules, (as hereinafter defined), Continental represents and warrants as of the date hereof and as of the Closing Date, as defined below, as follows:

Section 1.01  Organization.  Continental is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Continental Schedules are complete and correct copies of the articles of incorporation and bylaws of Continental (or their equivalent) as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Continental’s articles of incorporation or bylaws.  Continental has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement.

Continental has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02  Capitalization.  The authorized capitalization of Continental consists of one share of common stock, par value of $1.00 per share.  There is one (1) share of common stock currently issued and outstanding.  The issued and outstanding share is legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03  Subsidiaries and Predecessor Corporations.  Except as set forth in the Continental Schedules, Continental does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “Continental” also includes those subsidiaries set forth on the Continental Schedules.

Section 1.04  Financial Statements.

(a)  Included in the Continental Schedules are (i) the audited balance sheets of Continental as of December 31, 2006 and December 31, 2005 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2006 and December 31, 2005 together with the notes to such statements and the opinion of  K.P. Cheng & Co., independent certified public accountants.

(b)  All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Continental balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Continental.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Continental had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Continental, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c)  Continental has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(d)  Continental has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(e)  The books and records, financial and otherwise, of Continental are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(f)  All of  Continental’s assets are reflected on its financial statements, and, except as set forth in the Continental Schedules or the financial statements of Continental or the notes thereto, Continental has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05  Information.  The information concerning Continental set forth in this Agreement and in the Continental Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Continental has fully disclosed in writing to Stone Mountain (through this Agreement or the Continental Schedules) all information relating to matters involving Continental or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of Continental or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Continental, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06   Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Continental.

Section 1.07  Absence of Certain Changes or Events.  Since March 31, 2007:

(a)  there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Continental;

(b)  Continental has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)  Continental has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Continental after reasonable investigation, threatened by or against  Continental or affecting Continental or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Continental does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09  Contracts.

(a)  All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  Continental is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Continental Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b)  All contracts, agreements, franchises, license agreements, and other commitments to which Continental is a party or by which its properties are bound and which are material to the operations of Continental taken as a whole are valid and enforceable by Continental in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)  Except as included or described in the Continental Schedules or reflected in the most recent Continental balance sheet, Continental is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Continental.

Section 1.10  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Continental is a party or to which any of its assets, properties or operations are subject.

Section 1.11  Compliance With Laws and Regulations.  To the best of its knowledge, Continental has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Continental or except to the extent that noncompliance would not result in the occurrence of any material liability for Continental.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12  Approval of Agreement.  The Board of Directors of Continental has authorized the execution and delivery of this Agreement by Continental and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Continental Shareholder that the Exchange be accepted by his.

Section 1.13  Continental Schedules.  Continental has delivered to Stone Mountain the following schedules, which are collectively referred to as the “Continental Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Continental as complete, true, and correct as of the date of this Agreement in all material respects:

(a)  a schedule containing complete and correct copies of the articles of incorporation, and bylaws of Continental in effect as of the date of this Agreement;

(b)  a schedule containing the financial statements of Continental identified in paragraph 1.04(a);

(c)  a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Continental since March 31, 2007, required to be provided pursuant to section 1.07 hereof;

(d)  a schedule of any exceptions to the representations made herein; and

(e)  a schedule containing the other information requested above.

Continental shall cause the Continental Schedules and the instruments and data delivered to Stone Mountain hereunder to be promptly updated after the date hereof up to and including the Closing Date.

It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Continental.  Continental shall have until June 29, 2007 to provide such schedules.  If Continental cannot or fails to do so, or if Stone Mountain acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Stone Mountain may terminate this Agreement by giving written notice to Continental within five (5) days after the schedules or updates were due to be produced or were provided.  For purposes of the foregoing, Stone Mountain may consider a disclosure in the Continental Schedules to be “unacceptable” only if that item would have a material adverse impact on the financial statements listed in Section 1.04(a), taken as a whole.

Section 1.14  Valid Obligation.  This Agreement and all agreements and other documents executed by Continental in connection herewith constitute the valid and binding obligation of Continental, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF STONE MOUNTAIN

As an inducement to, and to obtain the reliance of Continental and the Continental Shareholder, except as set forth in the Stone Mountain Schedules (as hereinafter defined), Stone Mountain represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01  Organization.  Stone Mountain is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Stone Mountain Schedules are complete and correct copies of the certificate of incorporation and bylaws of Stone Mountain as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Stone Mountain’s certificate of incorporation or bylaws.  Stone Mountain has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Stone Mountain has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02  Capitalization.  Stone Mountain’s authorized capitalization consists of (a) 100,000,000 shares of common stock, par value $.001 per share (“Stone Mountain Common Stock”), of which 19,961,000 shares are issued and outstanding (before giving effect to the cancellation of shares by Peter Dodge as set forth in Section 4.11), and (b) 10,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03  Subsidiaries and Predecessor Corporations.  Stone Mountain does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04  Financial Statements.

(a)  Included in the Stone Mountain Schedules are the audited balance sheets of Stone Mountain as of March 31, 2006 and the related audited statements of operations, stockholders’ equity and cash flows for March 31, 2006 together with the notes to such statements and the opinion of Gately & Associates, LLC, independent certified public accountants with respect thereto.

(b)  Included in the Stone Mountain Schedules are the unaudited balance sheets of June 30, September 30, and December 31, 2006 and the related unaudited statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates and all such financial statements have been reviewed by Gately & Associates, LLC.

(c)  All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

The Stone Mountain balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Stone Mountain.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Stone Mountain had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Stone Mountain, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d)  Stone Mountain has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(e)  Stone Mountain has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(f)  The books and records, financial and otherwise, of Stone Mountain are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices

(g)  All of Stone Mountain’s assets are reflected on its financial statements, and, except as set forth in the Stone Mountain Schedules or the financial statements of Stone Mountain or the notes thereto, Stone Mountain has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05  Information.  The information concerning Stone Mountain set forth in this Agreement and the Stone Mountain Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Stone Mountain has fully disclosed in writing to Continental (through this Agreement or the Stone Mountain Schedules) all information relating to matters involving Stone Mountain or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of Stone Mountain or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Stone Mountain, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06  Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Stone Mountain.

Section 2.07  Absence of Certain Changes or Events.  Since the date of the most recent Stone Mountain balance sheet:

(a)  there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Stone Mountain or (ii) any damage, destruction or loss to Stone Mountain (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Stone Mountain;

(b)  Stone Mountain has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Stone Mountain; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)  Stone Mountain has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Stone Mountain balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Stone Mountain; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)  to its knowledge, Stone Mountain has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Stone Mountain.

Section 2.08  Litigation and Proceedings .  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Stone Mountain after reasonable investigation, threatened by or against Stone Mountain or affecting Stone Mountain or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Stone Mountain Schedules.  Stone Mountain has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09  Contracts.

(a)  Stone Mountain is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(b)  Stone Mountain is not a party to or bound by, and the properties of Stone Mountain are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)  Stone Mountain is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Stone Mountain.

Section 2.10  No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Stone Mountain is a party or to which any of its assets, properties or operations are subject.

Section 2.11  Compliance With Laws and Regulations.  To the best of its knowledge, Stone Mountain has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12  Approval of Agreement.  The Board of Directors of Stone Mountain has authorized the execution and delivery of this Agreement by Stone Mountain and has approved this Agreement and the transactions contemplated hereby.

Section 2.13  Material Transactions or Affiliations.  Except as disclosed herein and in the Stone Mountain Schedules, there exists no contract, agreement or arrangement between Stone Mountain and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Stone Mountain to own beneficially, 5% or more of the issued and outstanding common stock of Stone Mountain and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% shareholder of Stone Mountain has, or has had since inception of Stone Mountain, any known interest, direct or indirect, in any such transaction with Stone Mountain which was material to the business of Stone Mountain.  Stone Mountain has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14  Stone Mountain Schedules.  Stone Mountain has delivered to Continental the following schedules, which are collectively referred to as the “Stone Mountain Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Stone Mountain to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a)  a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of Stone Mountain as in effect as of the date of this Agreement;

(b)  a schedule containing the financial statements of Stone Mountain identified in paragraph 2.04(a) and (b);

(c)  a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Stone Mountain since March 31, 2007, required to be provided pursuant to section 2.07 hereof; and

(d)  a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Stone Mountain Schedules by Sections 2.01 through 2.15.

Stone Mountain shall cause the Stone Mountain Schedules and the instruments and data delivered to Continental hereunder to be promptly updated after the date hereof up to and including the Closing Date.

It is understood and agreed that if not all of the schedules referred to above have been completed or are available to be furnished by Stone Mountain.  Stone Mountain shall have until June 29, 2007 to provide such schedules.  If Stone Mountain cannot or fails to do so, or if Continental acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, Continental may terminate this Agreement by giving written notice to Stone Mountain within five (5) days after the schedules or updates were due to be produced or were provided.  For purposes of the foregoing, Continental may consider a disclosure in the Stone Mountain Schedules to be “unacceptable” only if that item would have a material adverse impact on the financial statements listed in Section 2.04(a) and (b), taken as a whole.

Section 2.15  Bank Accounts; Power of Attorney.  Set forth in the Stone Mountain Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Stone Mountain within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Stone Mountain, (b) all safe deposit boxes and other similar custodial arrangements maintained by Stone Mountain within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Stone Mountain or who are otherwise authorized to act on behalf of Stone Mountain with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16  Valid Obligation.  This Agreement and all agreements and other documents executed by Stone Mountain in connection herewith constitute the valid and binding obligation of Stone Mountain, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17  Filings.  Stone Mountain has timely filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended.

ARTICLE III
PLAN OF EXCHANGE

Section 3.01  The Exchange.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the Continental Shareholder who has elected to accept the exchange offer described herein (the “Accepting Shareholder”) by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of common stock of  Continental, including voting power, held by such Shareholder; the objective of such Exchange being the acquisition by Stone Mountain of not less than 100% of the issued and outstanding shares of Continental’s Common Stock.  In exchange for the transfer of such securities by the Continental Shareholder, Stone Mountain shall issue to the Continental Shareholder 12,000,000 shares, representing 60.12% of total Stone Mountain Common Stock after giving effect to the cancellation of shares by Peter Dodge as set forth in Section 4.11, for the share of Continental Common Stock held by the Continental Shareholder (the “Initial Shares”).  At the Closing Date, the Continental Shareholder shall, on surrender of his certificate or certificates representing his Continental shares to Stone Mountain or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing the Initial Shares.  Upon consummation of the transaction contemplated herein, all of the shares of capital stock of Continental shall be held by Stone Mountain.  Upon consummation of the transaction contemplated herein there shall be 19,961,000 shares of Stone Mountain Common Stock issued and outstanding.

Section 3.02  Anti-Dilution.  The number of shares of Stone Mountain Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Stone Mountain Common Stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date.

Section 3.03  Closing.  The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following the (i) cancellation of shares by Peter Dodge, and (ii) payment of the outstanding liabilities of Stone Mountain, which may be paid from the proceeds at Closing, as set forth in Section  4.11 and 4.12, respectively.  Such Closing shall take place at a mutually agreeable time and place.

Section 3.04  Closing Events.  At the Closing, Stone Mountain, Continental and the Accepting Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.05  Termination.  This Agreement may be terminated by the Board of Directors of Continental or Continental only in the event that Stone Mountain or Continental do not meet the conditions precedent set forth in Articles V and VI.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01  Access to Properties and Records.  Stone Mountain and  Continental will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Stone Mountain or Continental , as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Stone Mountain or Continental, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02  Delivery of Books and Records.  At the Closing, Continental shall deliver to Stone Mountain the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Continental, now in the possession of Continental or its representatives. Stone Mountain shall deliver to Continental,the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Stone Mountain now in the possession of Stone Mountain or its representatives.

Section 4.03  Third Party Consents and Certificates.  Stone Mountain and Continental agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04  Stone Mountain Shareholder Meeting.  After the Closing Date, Stone Mountain shall obtain the written consent of the majority of the Stone Mountain Shareholders authorizing such matters as shall require shareholder approval hereunder.  In addition, Stone Mountain shall promptly file with the SEC necessary disclosure statements required by federal securities law.

Section 4.05  Designation of Directors and Officer.  Upon signing this Agreement, Stone Mountain shall increase its Board of Directors to seven (7) and Mr. Hu Xiaoming will immediately be added to the Board of Directors:  After compliance with Rule 14F-1, promulgated under the Securities Exchange Act of 1934, as amended, the following directors will take the position of Director, Hu Wangyuan, Ying Jinfeng, Zhu Xiaoying, Zheng Mingyang and Xie Kepei, and the existing Chief Executive Officer of Stone Mountain, Mr. Peter Dodge, after the signing of this Agreement, shall tender his resignation of all positions held with Stone Mountain effective upon the expiration of the time periods required under Rule 14F-1.  In addition, upon the signing of this Agreement, Stone Mountain shall immediately appoint as officers of Stone Mountain the following persons: Hu Xiaoming, as Chief Executive Officer and President, Zhu Xiaoying, as Chief Financial Officer, and Hu Wangyuan as Vice President.

Section 4.06  Exclusive Dealing Rights.  Until 5:00 P.M. New York City Time on July 16, 2007:

(a)  In recognition of the substantial time and effort which Stone Mountain has spent and will continue to spend in investigating Continental and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Continental, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Stone Mountain and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Continental) or similar transactions involving Continental (all such transactions being referred to as “Continental Acquisition Transactions”), other than activities related to financings.  If Continental receives any proposal with respect to a Continental Acquisition Transaction, it will immediately communicate to Stone Mountain the fact that it has received such proposal and the principal terms thereof.

(b)  In recognition of the substantial time and effort which Continental has spent and will continue to spend in investigating Stone Mountain and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Stone Mountain, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (all such transactions being referred to as “Stone Mountain Acquisition Transactions”).  If Stone Mountain receives any proposal with respect to a Stone Mountain Acquisition Transaction, it will immediately communicate to Continental the fact that it has received such proposal and the principal terms thereof.

Section 4.07  Actions Prior to Closing.

(a)  From and after the date of this Agreement until the Closing Date and except as set forth in the Stone Mountain Schedules or Continental Schedules or as permitted or contemplated by this Agreement, Stone Mountain (subject to paragraph (d) below) and Continental respectively, will each:

(i)  carry on its business in substantially the same manner as it has heretofore;

(ii)  maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)  maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)  perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)  use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)  fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)  From and after the date of this Agreement until the Closing Date, neither Stone Mountain nor Continental will:

(i)  make any changes in their articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii)  take any action described in Section 1.07 in the case of Continental or in Section 2.07, in the case of Stone Mountain (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii)  enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv)  sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business.

Section 4.08  Indemnification.

(a)  Continental hereby agrees to indemnify Stone Mountain and each of the officers, agents and directors of Stone Mountain as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b)  The Continental Shareholder, agrees to indemnify Stone Mountain and each of the officers, agents and directors of Stone Mountain as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article 3.01 of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c)  Stone Mountain hereby agrees to indemnify Continental and each of the officers, agents, and directors of Continental and the Continental Shareholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 4.09  The Acquisition of Stone Mountain Common Stock.  Stone Mountain and Continental understand and agree that the consummation of this Agreement including the issuance of the Stone Mountain common stock to the Continental Shareholder in exchange for the Continental Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Stone Mountain and Continental agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)  In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of Continental shall execute and deliver to Stone Mountain a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A and Exhibit B, respectively.

(b)  In connection with the transaction contemplated by this Agreement, Stone Mountain and Continental shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Continental reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)  In order to more fully document reliance on the exemptions as provided herein, Continental, the Continental Shareholder, and Stone Mountain shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Continental or Stone Mountain and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d)  The Continental Shareholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 4.10  Sales of Securities Under Rule 144, If Applicable.

(a)  Stone Mountain will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b)  Upon being informed in writing by any person holding restricted stock of Stone Mountain that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Stone Mountain will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c)  If any certificate representing any such restricted stock is presented to Stone Mountain’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, Stone Mountain will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

(d)  This Section 4.10 shall survive the closing of this Agreement for a period of two (2) years.

Section 4.11  Share Cancellation.  Recognizing the need to reduce the holdings of Peter Dodge, a current Stone Mountain Shareholder, Continental has indicated it will not enter into this Agreement unless Mr. Dodge reduces his current holdings of the common stock of Stone Mountain.  Accordingly, Mr. Dodge shall submit 12,000,000 of the shares of common stock of Stone Mountain currently issued in his name to Stone Mountain for cancellation.

Section 4.12  Payment of Liabilities.  Recognizing the need to extinguish all existing liabilities of Stone Mountain prior to the Share Exchange, Continental has indicated it will not enter into this Agreement unless Stone Mountain has arranged for the payment and discharge of all of Stone Mountain’s liabilities, including all of Stone Mountain’s accounts payable and any outstanding legal fees incurred prior to the Closing Date.  Accordingly, Stone Mountain has agreed to arrange for the payment and discharge of all such liabilities.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF STONE MOUNTAIN

The obligations of Stone Mountain under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Continental and Continental Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  Continental shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Continental prior to or at the Closing.  Stone Mountain shall be furnished with a certificate, signed by a duly authorized executive officer of Continental and dated the Closing Date, to the foregoing effect.

Section 5.02  Officer’s Certificate.  Stone Mountain shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Continental to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Continental threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Continental Schedules, by or against Continental, which might result in any material adverse change in any of the assets, properties, business, or operations of Continental.

Section 5.03  Good Standing.  Stone Mountain shall have received a certificate of good standing from The Companies’ Registries of Hong Kong, dated as of a date within ten days prior to the Closing Date certifying that Continental is in good standing as a corporation in Hong Kong.

Section 5.04  Approval by Continental Shareholder.  The Exchange shall have been approved by the holders of not less than ninety-five percent (95%) of the outstanding common stock and preferred stock, including voting power, of Continental, unless a lesser number is agreed to by Stone Mountain.

Section 5.05  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Continental after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.07  Other Items.

(a)  Stone Mountain shall have received a list containing the name, address, and number of shares held by the Continental Shareholder as of the date of Closing, certified by an executive officer of Continental as being true, complete and accurate; and

(b)  Stone Mountain shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Stone Mountain may reasonably request.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CONTINENTAL
AND THE CONTINENTAL SHAREHOLDER

The obligations of Continental and the Continental Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01  Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Stone Mountain in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, Stone Mountain shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Stone Mountain.

Section 6.02  Officer’s Certificate.  Continental shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Stone Mountain, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Stone Mountain threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement  or, to the extent not disclosed in the Stone Mountain Schedules, by or against Stone Mountain, which might result in any material adverse change in any of the assets, properties or operations of Stone Mountain.

Section 6.03  Good Standing.  Continental shall have received a certificate of good standing from the Secretary of State of Delaware or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Stone Mountain is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04  No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Stone Mountain after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06  Other Items.  Continental shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Continental may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01  Brokers.  Stone Mountain and Continental agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  Stone Mountain and Continental each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02  Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03  Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Continental, to:	Mr. Hu Xiaoming, Chairman
Zhejiang Kandi Vehicle Co., Ltd.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code: 321016

With copies to:	Robert Matlin, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 599 Lexington Avenue New York, NY 10022

If to Stone Mountain, to:	Peter Dodge
701 North Green Valley Parkway
Suite 200
Henderson, Nevada 89074
With copies to:	Gregg E. Jaclin, Esq. Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04  Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05  Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06  Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07  Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08  Third Party Beneficiaries.  This contract is strictly between Stone Mountain and Continental, and, except as specifically provided, no director, officer, stockholder (other than the Continental Shareholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09  Expenses.  Subject to Section 7.04 above, whether or not the Exchange is consummated, each of Stone Mountain and Continental will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10  Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11  Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13  Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14  Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

STONE MOUNTAIN RESOURCES, INC.

By:/s/ Peter Dodge
Name: Peter Dodge
Title: Chief Executive Officer

CONTINENTAL DEVELOPMENT LIMITED

By:/s/ Wu Hongjian
Name: Wu Hongjian
Title: Chairman

The undersigned Shareholder of Continental hereby agrees to participate in the Exchange on the terms set forth above.  Subject to Section 7.11 above, the undersigned hereby represents and affirms that he has read each of the representations and warranties of Continental set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.

EXCELVANTAGE GROUP LIMITED

By: _/s/ Hu Xiaoming___________________
      Name:  Hu Xiaoming

Exhibit A

SUITABILITY LETTER

TO:           Stone Mountain Resources, Inc.

I make the following representations with the intent that they may be relied on by Stone Mountain Resources, Inc. (the “Company”), in determining my suitability as a purchaser of securities of the Company (the “Shares”).

1.  I have had the opportunity to ask questions of, and receive answers and information, from the officers of the Company and I deemed such information sufficient to make an investment decision on the Company.

2.  I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its business activities, and the risks and merits of this prospective investment, and I am not utilizing a purchaser representative (as defined in regulation D) in connection with the evaluation of such risks and merits, except as set forth in paragraph 3.

3.  I shall provide a separate written statement from each purchaser representative on the Purchaser Representative Acknowledgment form available from the Company in which is disclosed (i) the relationship of the purchaser representative with the Company, if any, which has existed at any time during the previous two years, and compensation received or to be received as a result of such relationship, and (ii) the education, experience, and knowledge in financial and business matters which enables the purchaser representative to evaluate the relative merits and risks of an investment in the Company.

4.  The undersigned and the purchaser representatives listed above, if any, together have such knowledge and experience in financial and business matters that they are capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

5.  I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

6.  Instructions:  Complete either (a) or (b) below, as applicable:

(a)  FOR ACCREDITED INVESTORS.  I confirm that I am an “accredited investor” as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as checked below:

(i)  Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐           Yes          ☐           No

(ii)  Any private business development company as defined in section 302(a)(22) of the Investment Advisers Act of 1940;

☐          Yes           ☐           No

(iii)  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐           Yes           ☐           No

(iv)  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐           Yes           ☐           No

(v)  Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

☐           Yes           ☐           No

For purposes of category (v), the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purposes of category (v) above, the undersigned’s principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi)  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐           Yes           ☐           No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii)  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii); and

☐           Yes           ☐           No

(viii)  Any entity in which all of the equity owners are accredited investors.

☐          Yes           ☐         No

(b)  FOR NONACCREDITED INVESTORS.  I am not an accredited investor.

The following information is being provided here in lieu of furnishing a personal financial statement.

(i)  My net worth excluding principal residence, furnishings, and automobiles is at least _____ times the total investment I intend to make in the Company;

(ii)  My annual disposable income, after excluding all of my personal and family living expenses and other cash requirements for current obligations, is such that the loss of my entire investment in the Company would not materially alter my standard of living;

☐          Yes           ☐           No

(iii)  Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

                       ☐          Yes          ☐   No

7.  I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me.

8.  I have personally communicated or been offered the opportunity to communicate with executive officers of the Company to discuss the business and financial affairs of the Company, its products and activities, and its plans for the future.  I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

9.  I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

10.  I will hold title to my interest as follows:

☐           Community Property                                                                ☐          Separate Property

☐           Joint Tenants, with Right                                                        ☐          Tenants in Common
                               of Survivorship

           ☐          Other (Single Person, Trust, Etc.,
                              Please Indicate.)

11.  I am a bona fide resident of the state of __________.  The address below is my true and correct principal residence.

DATED this ____ day of __________, 2007.

__________________________________________________	__________________________________________________
Name (Please Print)	Name of Joint Subscriber, If Any

__________________________________________________	__________________________________________________
Signature	Signature

__________________________________________________	__________________________________________________
Street Address	Street Address

__________________________________________________	__________________________________________________
City, State, and Zip Code	City, State, and Zip Code

Exhibit B

INVESTMENT LETTER

Stone Mountain Resources, Inc.

Re:           Purchase of shares of Common Stock of Stone Mountain Resources, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of shares of Common Stock of Stone Mountain Resources, Inc.(the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.  It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions.  Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.  After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule.  After two year from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

B-1

Stone Mountain Resources, Inc.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the convertible promissory notes and warrants composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein.  The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:                                                                            ____________________________________________
(Subscriber)

                                        _______________________________________
(Joint Subscriber)

B-2